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                                                                           DRAFT

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-A

                     FOR REGISTRATION OF CERTAIN CLASSES OF
                 SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                            Cole National Corporation
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             (Exact Name of Registrant as Specified in Its Charter)


              Delaware                                   34-1453189
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(State of Incorporation or Organization)    (I.R.S. Employer Identification no.)


 5915 Landerbrook Drive, Mayfield Hts., Ohio                   44124
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  (Address of Principal Executive Offices)                   (Zip Code)
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
If this form relates to the registration of a                 If this form relates to the registration of a
class of securities pursuant to Section                       class of securities pursuant to Section
12(b) of the Exchange Act and is effective                    12(g) of the Exchange Act and is effective
upon filing pursuant to General                               pursuant to General Instruction A.(d),
Instruction A.(c), please check the                           please check the following box. [ ]
following box. [X]

Securities Act Registration Statement file number to which this form relates:      N/A
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                                                                             (If applicable)
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Securities to be registered pursuant to Section 12(b) of the Act:

    Title of Each Class                       Name of Each Exchange on Which
    to be so Registered                       Each Class is to be Registered
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Rights To Purchase Preferred Shares           New York Stock Exchange
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Securities to be registered pursuant to Section 12(g) of the Act:

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                                (Title of class)

                                       --
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                                (Title of class)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
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         On November 22, 1999, the Board of Directors of Cole National
Corporation (the "Company") redeemed all of the existing share purchase rights issued pursuant to the Rights Agreement, dated as of August 22, 1995, as amended (the "1995 Rights Agreement"), between the Company and National City Bank, as Rights Agent, at a redemption price of $.01 per right. The redemption became effective on November 22, 1999.

         In addition, the Board of Directors of the Company declared a dividend distribution of one right (a "Right") for each share of Common Stock, par value $.001 per share (the "Common Shares"), of the Company outstanding at the close of business on December 6, 1999 (the "Record Date"), pursuant to the terms of a Rights Agreement, dated as of November 22, 1999 (the "1999 Rights Agreement"), between the Company and National City Bank, as Rights Agent. The 1999 Rights Agreement also provides, subject to specified exceptions and limitations, that Common Shares issued or delivered from the Company's treasury after the Record Date will be entitled to and accompanied by Rights. The Rights are in all respects subject to and governed by the provisions of the 1999 Rights Agreement, a copy of which (including all exhibits thereto) is filed as Exhibit 4.1 hereto and incorporated herein by this reference. A summary description of the Rights is set forth in Exhibit C to the 1999 Rights Agreement.

ITEM 2.  EXHIBITS.
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         Exhibit
         Number   Exhibit
         -------  -------

         4.1 1999 Rights Agreement (including a Form of Certificate of Designation of Series A Junior Participating Preferred Stock as Exhibit A thereto, a Form of Right Certificate as Exhibit B thereto and a Summary of Rights to Purchase Preferred Stock as Exhibit C thereto)

         99.1     Press release, dated November 23, 1999


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   COLE NATIONAL CORPORATION


                                   By:   /s/  Joseph Gaglioti
                                         ---------------------------------------
                                         Name:  Joseph Gaglioti
                                         Title:  Vice President & Treasurer



Date:  November 24, 1999


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                                INDEX TO EXHIBITS


        EXHIBIT
        NUMBER           EXHIBIT
        ------           -------
          4.1            1999 Rights Agreement (including a Form of Certificate
                         of Designation of Series A Junior Participating
                         Preferred Stock as Exhibit A thereto, a Form of Right
                         Certificate as Exhibit B thereto and a Summary of Rights to Purchase Preferred Stock as Exhibit C thereto)
         99.1            Press release, dated November 23, 1999



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